AMENDED & RESTATED LOAN AGREEMENT

The undersigned, **EMPAQUES ECOLOGICOS CENTURION TGZ SA de CV**, a Mexican corporation (hereinafter called "**Borrower**") to induce **TEXAS G & S INVESTMENTS, INC.**, a Texas corporation and **GUILLERMO SOLIS, JR.**, an individual (hereinafter collectively called "**Lender**") to lend (but only to the extent provided herein and otherwise in accordance with the terms and provisions hereof) sums not exceeding in the aggregate TWO MILLION THREE HUNDRED SEVENTEEN THOUSAND TWO HUNDRED NINETY-FIVE and 89/100S DOLLARS ($2,317,295.89) (hereinafter called the "**Loan**"), hereby agree as follows (the "**2022 Loan Agreement**"):

RECITALS

WHEREAS, on or about October 3, 2017 Borrower and Lender executed a loan agreement whereby Lender agreed to loan certain amounts to Borrower, the terms of which are incorporated herein by this reference (the "**2017 Loan Agreement**"); and

WHEREAS, the 2017 Loan Agreement was unsecured; and

WHEREAS, on or about May 26, 2018, Lender and Borrower entered into an amended loan agreement wherein among other things, the 2017 Loan Agreement was secured by lien documents under Mexican law on real property located in Mexico as real estate collateral (the "**2018 Loan Modification**"); and

WHEREAS, as a result of the world-wide Covid-19 pandemic and its impact on the business of Borrower, Borrower has been unable to make payments of principal and interest under the 2017 Loan Agreement as amended by the 2018 Loan Modification; and

WHEREAS, Borrower requested Lender to further modify, extend, rearrange, and restate the obligations of the 2017 Loan Agreement as amended by the 2018 Loan Modification by deferring Borrower's payment obligations until October 31, 2022 (the "**Loan Accommodation**"); and

WHEREAS, Lender has agreed to such Loan Accommodation and Borrower and Lender desire to memorialize their agreements relating to such Loan Accommodation; and

WHEREAS, in connection with this 2022 Loan Agreement the interest rate on the Loan shall be modified and reset to a fixed annual rate of five percent (5%); and

WHEREAS, in connection with this 2022 Loan Agreement payments of interest only monthly shall commence on October 31, 2022 and continue until the maturity date of November 1, 2024 at which time all accrued and unpaid interest and the remaining balance of outstanding principal shall be due and payable in full;

NOW, THEREFORE, in consideration of the covenants, conditions, and agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows;

AGREEMENT

The above Recitals are incorporated herein as a material part of this 2022 Loan Agreement.

1. **LOAN AMOUNT**. The unpaid principal amount of the Loan is agreed to be a sum not exceeding at any one time in the aggregate TWO MILLION THREE HUNDRED SEVENTEEN THOUSAND TWO HUNDRED NINETY-FIVE and 89/100S DOLLARS ($2,317,295.89.00)(the "**Loan Amount**"). Lender has already advanced the Loan Amount to Borrower and Borrower acknowledges receipt of the Loan Amount. The indebtedness evidenced by a Note executed pursuant to this Loan Agreement is not a revolving credit, and principal borrowed hereunder and repaid may not be reborrowed.

2. **LOAN DOCUMENTS**. Borrower agrees to execute (and cause to be executed) and deliver to, procure for and deposit with Lender the following (the form of which is approved by Lender):

(a) Promissory Note. A Promissory Note (the "Note") executed by Borrower in substantially the form as Exhibit "A" attached hereto and incorporated herein by reference, evidencing the advances pursuant to this Loan, on such terms and bearing such rate of interest as outlined below.

(i) Borrower agrees to pay accrued interest only monthly commencing October 31, 2022.

(ii) Borrower agrees to pay all accrued and outstanding principal and interest on the Maturity Date of November 1, 2024.

(iii) Interest shall accrue from the date of the Note at the rate of Five Percent (5%) per annum simple interest.

(b) Other Documents. Borrower shall execute such other documents and instruments as Lender may reasonably require.

(c) Prior Loan Documents. All prior loan documents executed by Borrower in favor of Lender are hereby ratified by Borrower and all liens on real property pledged by Borrower or others to secure repayment of the Loan shall remain in full force and effect and shall be amended and modified as required by Lender from time to time.

3. **NOTICES**. Any notice or demand required or permitted to be given in connection with the Loan shall be deemed to have been given, delivered and received (whether actually received or not) five (5) business days after deposited in any official depository under the regular care and custody of the United States Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, or by email addressed to the respective parties as follows:

If to Lender:

Texas G & S Investments, Inc.
Guillermo Solis, Jr.
4403 W. Military Hwy., Suite 701
McAllen, Texas 78503
Email: wcantu@texasgsinv.com

If to Borrower:

EMPAQUES ECOLOGICOS
CENTURION TGZ SA de CV
Blvrd General Rodolfo Sanchez
Taboada 10834-820
Tijuana, Baja California
Email: jcfgutz@gmail.com

4. **APPLICATION OF PROCEEDS**. Application of loan proceeds shall be used by Borrower only for lawful purposes.

5. **MATURITY**. All principal and interest pursuant to advances made hereunder shall be due and payable in full on the maturity date specified in the Note (the "**Maturity Date**").

6. **REPRESENTATIONS AND WARRANTIES OF BORROWER**. Borrower warrants, represents, covenants, and agrees as follows:

(a) Borrower may not assign or otherwise transfer this 2022 Loan Agreement or any right hereunder, and this 2022 Loan Agreement shall be binding upon Borrower and the representatives and successors of Borrower.

(b) Borrower has full capacity, power and authority to enter into this 2022 Loan Agreement.

7. **SPECIAL PROVISIONS REGARDING NATIONAL SECURITY**.

(a) Neither Lender or Borrower (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has been designated as a "specifically designated national and blocked person" on the most current list published by the U.S. Treasury Department, "Office of Foreign Assets Control" at its official website, <http://www.treas.gov/ofac/t11sdn.pdf> or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with

and will at all times during the term of this Loan Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) has not used and will not use funds from illegal activities for the advancement of any loan proceeds or any payment made under this Loan Agreement.

(b) Lender and Borrower represent and warrant to the other that neither Lender or Borrower nor any of its beneficial owners or affiliated entities is a "Prohibited Person" (as defined below) with whom a "U.S. Person" (as defined below) is prohibited from transacting business of the type contemplated by this Loan Agreement, whether such prohibition arises under U.S. law, regulation, executive orders, or the "Lists" (as defined below).

(c) Lender and Borrower further represent and warrant to the other that neither Lender or Borrower nor any of its beneficial owners or affiliated entities (A) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any "Anti-Money Laundering Laws (as defined below); (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(d) Lender and Borrower further represent and warrant to the other that Lender and Borrower are in compliance with any and all applicable provisions of the Patriot Act (as defined below).

(e) Lender and Borrower represent and warrant that it has taken such measures as are required by law to ensure that the funds used to advance the loan proceeds or make payments under the Loan Agreement are derived from permissible sources and transactions that do not violate U.S. law and, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated.

(f) If Lender or Borrower obtains knowledge that the other, or any of its beneficial owners or affiliated entities, or the employees of any such parties, becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving Anti-Money Laundering Laws, then Lender or Borrower, as the case may be, shall immediately notify the other upon receipt of knowledge of such events.

(g) A "<u>Prohibited Person</u>" means an entity, organization, or individual that has been designated by U.S. law, executive order, or sanction regulations of OFAC as an entity, organization, or individual with whom U.S. Persons may not

transact business or must limit their interactions to those approved by OFAC. A "U.S. Person" is a citizen of the United States of America, an entity organized under the laws of the United States of America, its territories or any of the several states, or any entity having its principal place of business in the United States of America or any of its territories. "List" means any list published by OFAC (including those executive orders and lists published by OFAC with respect to Prohibited Persons), including the Specially Designated Nationals and Blocked Persons list. "OFAC" is the Office of Foreign Assets Control, U.S. Department of the Treasury. "Anti-Money Laundering Laws" shall mean laws, regulations, and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers, or otherwise engaged in activities contrary to the interest of the United States; or (3) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations, and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the "Patriot Act"), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., and the sanction regulations promulgated by OFAC pursuant thereto, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

8. GOVERNING LAW AND VENUE. THIS 2022 LOAN AGREEMENT AND ANY NOTE EXECUTED IN CONNECTION IS EXECUTED AND DELIVERED IN CONNECTION WITH A LENDING TRANSACTION NEGOTIATED AND CONSUMMATED IN HIDALGO COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. LENDER AND BORROWER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS BROUGHT IN THE DISTRICT COURT OF HIDALGO COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, (C) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, AND (D) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY OF THE LOAN DOCUMENTS ARISING OUT OF OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS.

9. WAIVER OF JURY TRIAL. LENDER AND BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT

COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS 2022 LOAN AGREEMENT OR NOTE OR ANY OF THE LOAN DOCUMENTS, OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, LENDER OR BORROWER IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

10. MANDATORY ARBITRATION. ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS 2022 LOAN AGREEMENT OR THE NOTE OR THE LOAN DOCUMENTS OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION OR VALIDITY THEREOF, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE EXCLUSIVELY DETERMINED BY ARBITRATION IN DALLAS, TEXAS BEFORE ONE ARBITRATOR. THE ARBITRATION SHALL BE ADMINISTERED BY JUDICIAL ARBITRATION AND MEDIATION SERVICES (JAMS) PURSUANT TO ITS STREAMLINED ARBITRATION RULES AND PROCEDURES. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THIS CLAUSE SHALL NOT PRECLUDE PARTIES FROM SEEKING PROVISIONAL EQUITABLE REMEDIES IN AID OF ARBITRATION FROM A COURT OF APPROPRIATE JURISDICTION.

11. SAVINGS CLAUSE. All agreements between Borrower and Lender, whether now existing or hereafter arising, are expressly limited so that in no contingency or event whatsoever, whether by reason of deferment in accordance with this 2022 Loan Agreement or advancement of the Loan proceeds, acceleration of maturity of the Loan, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Loan, exceed the maximum permissible under applicable law. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the full stated term thereof. The terms and provisions of this Paragraph shall control every other provision of all agreements between Borrower and Lender.

12. **SURVIVAL**. All agreements, representations and warranties made in this 2022 Loan Agreement and in any other collateral documents evidencing or securing payment of the Note or in any way related thereto shall survive the making of any and all advances hereunder.

This 2022 Loan Agreement is executed effective the 15th day of September 2022 in McAllen, Hidalgo County, Texas.

BORROWER:

EMPAQUES ECOLOGICOS CENTURION TGZ SA de CV,
a Mexican corporation

By: ______________________
Juan Carlos Flores Gutierrez
Authorized Agent

LENDER:

TEXAS G & S INVESTMENTS, INC.,
a Texas corporation

By: ______________________
Guillermo Solis, Jr., President

____
Guillermo Solis, Jr., individually